UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

October 3, 2011

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive, Building G

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 3, 2011, Local.com Corporation (the “Registrant”) announced that it would modify the manner in which it reports revenue from its Spreebird daily deals business to record such revenue net of the merchant revenue share. A copy of the press release was furnished as Exhibit 99.1 to the Registrant’s Form 8-K filed on October 3, 2011. The Registrant noted in its announcement that such modification had not been made at the time of the Registrant’s previously issued financial guidance for the third and fourth quarter of 2011, but would be reflected in the reporting of revenue going forward, including the third and fourth quarter of 2011.

Additionally, the modification had not been made as of September 23, 2011, when the Registrant filed, on Form 8-K/A, the financial statements of Screamin Media Group, Inc. (“SMG”) and Pro Forma information required by Item 9.01 in connection with the Registrant’s acquisition of SMG.

As a result of the modification, the Registrant’s management and Audit Committee has determined that SMG’s financial statements and the Pro Forma information set forth in the Form 8-K/A of the Registrant filed on September 23, 2011, should also be modified and that they should no longer be relied upon and SMG’s financial statements must be restated and amended to report revenue net of the merchant revenue share. The Registrant’s Audit Committee and management discussed this matter and the determination with Haskell & White LLP, SMG’s and the Registrant’s independent registered public accounting firm.

The Registrant intends to file a subsequent Form 8-K/A to restate and amend SMG’s financial statements and the Pro Forma information required by Item 9.01 in connection with the Registrant’s acquisition of SMG as soon as practicable.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1*	Press release of Registrant dated October 3, 2011.

*	- Furnished by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: October 6, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1*	Press release of Registrant dated October 3, 2011.

*	- Furnished by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2011.